Trimble Inc.
Conflict Minerals Report for the Year Ended December 31, 2024
The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.
This is the Conflict Minerals Report of Trimble Inc. for the 2024 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.
Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources, and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.
Introduction
Trimble provides technology solutions that enable office and mobile professionals to connect their workflows and asset lifecycles to drive a more productive, sustainable future. We develop vertically-focused, system-wide solutions through the integration of sensors, software, hardware and data, which gives us a unique ability to provide detailed insights for our customers to improve their specific workflows. Our solutions are used across a range of industries including building, civil and infrastructure construction, geospatial, survey and mapping, natural resources, utilities, transportation, and government.
Representative Trimble customers include asset owners, general and specialty contractors, engineers and designers, surveyors, energy and utility companies, trucking companies and drivers, as well as state, federal and municipal governments.
Within our broad portfolio of integrated solutions, we design and manufacture, or have manufactured on our behalf, many different hardware products used across the industries that we serve. Many of these hardware products, which are typically based upon positioning or location technologies, including Global Navigation Satellite Systems (GNSS), lasers and optics, are built by our contract manufacturing partners.
Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. However, we are many levels removed from the mining or processing of minerals in our supply chain, and we do not directly source or manage the sourcing of raw materials, including conflict minerals.
Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.
Trimble’s Conflict Minerals Program
Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics, and environmental responsibility. Our Conflict Minerals Policy Statement, as well as our current Conflict Minerals Report, are published on our public website and available at:
www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy

Our due diligence process emphasizes identifying the sources and tracing the supply chain of conflict minerals within the components and materials provided by our suppliers. This includes screening products from our contract manufacturers and direct suppliers (“in-scope suppliers”) to detect the potential presence of 3TG minerals. Suppliers who provide only software, plastics, packaging, or other materials without 3TG are classified as “out-of-scope suppliers” and are exempt from surveys.
Trimble utilizes the Responsible Minerals Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT) as our standard reporting tool. We require our in-scope suppliers to complete the CMRT, which assists us in determining whether their sources of 3TG originate from the Covered Countries or recycled/scrap sources. We rely on CMRT data from our suppliers, along with smelter information from RMI and other industry resources, to fulfill our reporting requirements.
As part of our supplier risk assessment, we require new suppliers to go through a screening and approval process so we can assess their use of 3TG and determine whether they are in-scope suppliers. We provide an initial survey to assess their use of 3TG and to understand their business processes. We also inform new suppliers of our “Supplier Requirements for the Sourcing of Conflict Minerals”, which further describe our Conflict Minerals Program goals and expectations. Additionally, we have established a Supplier Code of Conduct, which is based upon the Responsible Business Alliance (RBA) Code of Conduct. We require our suppliers to adhere to our Supplier Code of Conduct and RBA standards, including any subsequent amendments or updates.
Trimble mandates that in-scope suppliers use smelters conforming to the Responsible Minerals Assurance Process (RMAP), other recognized third-party audit programs such as the London Bullion Market Association (LBMA) or Responsible Jewellery Council (RJC), or those actively pursuing audit compliance. Non-conforming suppliers must implement corrective actions, and continued non-conformance may result in the termination of the business relationship.
Reasonable Country of Origin Inquiry (“RCOI”)
Since conflict minerals are necessary to the functionality of many of our hardware products, we conducted an RCOI to determine the origin of the 3TG present in our products delivered to customers.
Given the complex nature of our global supply chain and our extensive parts inventory, we assess our in-scope suppliers in three separate phases:
1.We first assess suppliers providing 3TG-containing parts used in products currently under production.
2.Next, we evaluate suppliers who manufacture and directly supply components to Trimble.
3.Finally, we review suppliers associated with acquired companies and business units.
After conducting our three-phase assessment, we conduct an annual supply chain survey requesting in-scope suppliers to provide a conflict minerals declaration, utilizing the Conflict Minerals Reporting Template (CMRT) version 6.4 or higher. This survey is intended to identify the conflict minerals contained in the products that suppliers provide to Trimble, the smelters and refiners involved, and the country of origin of those conflict minerals. In 2024, we received a 96% response rate, consistent with the prior year’s response rate.
Based on the responses from our in-scope suppliers and a review and analysis of the responses against RMI’s RMAP Conformant Smelters & Refiners list, which provides sourcing information and audit status for certified smelters (as well as sourcing information for LBMA and RJC audited smelters) we concluded that, of the identified smelters, approximately:
•78% were identified as being Conformant (i.e. smelters that have completed an audit and conform with RMAP or another third-party program) or otherwise validated as existing smelters, while
•22% of the smelters reported sourcing from the Democratic Republic of the Congo or adjoining Covered Countries.

Based on our internal assessment of in-scope suppliers and the CMRT information we received back from our in-scope suppliers, we determined that it was necessary to exercise due diligence to determine the source and chain of custody of the conflict minerals contained in our products.
Trimble Due Diligence
We have designed our due diligence program to conform, in all material respects, with the framework in the
“Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition),” and the related supplements, published by the Organisation for Economic Co-operation and Development (OECD).
The continuing military conflict in Ukraine and U.S. government sanctions against Russia have impacted the information we have about, and the status of, certain Russian-based smelters. The RMI smelters database has been updated to reflect the LBMA's Good Delivery List suspensions for six Russia-based gold refiners, which are now classified as high risk by the Responsible Business Alliance (RBA) and its Responsible Minerals Initiative (RMI). These smelters are also included on Trimble’s list of high-risk suppliers.
The following describes Trimble’s due diligence activities for the 2024 reporting year.
Step 1 – Establish strong company management systems
•We have our Conflict Minerals Policy, described above, publicly available on our website:
www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy
•We have established a team that is responsible for administering our Conflict Minerals Program. Our team is supported by, and works closely with, our third-party vendor, Assent Compliance, where dedicated program specialists assist us in program management. Our team consists of personnel from our corporate operation’s group, including representatives from our quality, internal audit, and global commodity management departments. The team collaborates with our specific business areas and product managers to address supplier risks and disclosure issues.
•We maintain regular communication with the Assent team on program status. Each member of Assent’s team is extensively trained in conflict minerals compliance and proficient in reporting templates such as the CMRT, as well as Conflict Minerals Reports requirements and Section 1502 of the Dodd-Frank Act.
•We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. These requirements state that purchased products should not contain any 3TGs that are sourced from identified areas with widespread human rights abuse and violation of laws. Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act such as notifying us of their use of conflict minerals. We report on the status and progress of our Conflict Minerals Program during our operation group’s quarterly business and executive-level review meetings. Our Conflict Minerals Program, as an established internal process, is subject to oversight by our internal audit group.
•We engage suppliers by providing educational resources to assist our suppliers in completing the RMI reporting template and provide support to answer suppliers’ questions using Assent’s supplier engagement team. We provide non-English speaking suppliers with access to a free platform to upload their CMRTs, help desk support and other multilingual resources.
•If suppliers are unresponsive or do not provide the requested information, we have a process for escalating the matter to increasingly senior levels of management and considering corrective actions for suppliers that do not meet our stated expectations.

Step 2 – Identify and assess risk in the supply chain
•We leveraged the RMI Conflict Minerals Reporting Template (CMRT) to gather information from in-scope suppliers so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. This standardized approach facilitated efficient data collection and risk assessment.
•We tracked responses from in-scope suppliers and categorized responses into two groups: (1) suppliers providing complete and valid smelter information, or (2) suppliers with inconsistent or incomplete data, which required further investigation.
•Using the RMI smelter database, we cross-referenced smelters identified by suppliers against the RMI Conformant Smelter List (CSL).
•We implemented a standardized process to review and evaluate supplier responses, including procedures to address incomplete or vague answers and to clarify information from suppliers.
•We identified high-risk suppliers that required additional attention based on the following criteria:
◦Geographic proximity to conflict-affected and high-risk areas;
◦Known mineral source country of origin, as determined through supplier declarations and third-party smelter audit results;
◦RMAP audit status;
◦Credible evidence of unethical or conflict sourcing, as established through sources such as audit findings, reports from non-governmental organizations (NGOs), supplier disclosures, and assessments from industry bodies;
◦Peer assessments conducted by credible third-party sources; and
◦Embargoed or sanctioned country risk assessment.
Step 3 – Design and Implement a Strategy to Respond to Identified Risks
•Together with Assent, we established processes to assess and respond to the risks identified in the supply chain.
•We obtained updated smelter status data from RMI’s smelters and refiners database and compared supplier-provided information against such data. Smelters found not in conformance with the RMAP or other independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged for further due diligence.
•Any supplier that Trimble identified as high risk underwent further investigation and was subject to additional risk mitigation requests by Trimble.
•We informed our in-scope suppliers of identified high-risk smelters and requested our suppliers to conduct further due diligence and to work with their supply chains to ensure compliance.
•We require high-risk suppliers to commit to and implement a corrective action plan within a reasonable time frame, and if such plan is deemed ineffective or there is no progress made, at the discretion of management, the supplier is subject to suspension or termination.
Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•Trimble does not maintain direct relationships with any 3TG smelters and does not perform or direct audits of these entities within the supply chain. Instead, we rely on third-party audits of smelters by industry-recognized audit and assessment programs, as RMAP. RMAP uses independent private-sector auditors, and audits the source – including the mines of origin and chain of custody – of the conflict minerals used by smelters that agree to participate in the RMAP program.
•We are a member of RMI and rely on RMI’s data to validate the audit status and sourcing information of smelters.
•In collaboration with Assent, we conduct our in-scope due diligence of suppliers, through publicly available information regarding identified high-risk smelters, to validate the existence and assess the conflict status of smelters.
Step 5 – Report on supply chain due diligence
•Our annual Conflict Minerals Report is publicly accessible on our website.
•We remind high-risk suppliers of our expectations for the upcoming 2025 conflict minerals reporting period and emphasize our requirements and goals.
Results of Due Diligence
Based on the responses received from suppliers, we identified a total of 344 smelters within our supply chain that were potential sources of 3TG for our suppliers.
We utilized RMI’s smelters database to obtain recent smelter audit status. The table below summarizes the status of smelters that were identified through the information provided by our in-scope suppliers. Trimble has adopted the same audit status designations utilized by RMI to categorize smelters based on their engagement with independent audit programs:
“Conformant” smelters have completed an audit and demonstrate conformance with the RMAP or other third-party program.
“Active” smelters are actively engaged with auditors to achieve compliance with RMAP or similar programs.
“In Communication” smelters are not currently certified but have expressed interest in participating in an audit program.
“Alleged” smelters are neither certified nor verified as functioning smelters.
“Non-Conformant” smelters have undergone audits that identified non-conformities requiring further investigation.
For a list of verified smelters identified through our supplier survey that may have processed 3TG used in Trimble products during the 2024 reporting period, please refer to Schedule A.
2024 Trimble Smelters or Refiners Audit Status

Trimble Smelters (or) Refiners Audit status
Metal	Active	Conformant	In Communication	Non-Conformant	Alleged	TOTAL
Gold	4	90	1	20	66	181
Tantalum	0	33	1	0	2	36
Tin	0	52	0	10	9	71
Tungsten	2	35	0	4	15	56
TOTAL	6	210	2	34	92	344
High-Risk Smelter Identification and Supplier Engagement – Through our due diligence efforts, we identified certain smelters within our supply chain as potentially posing a high risk. We communicated this information to relevant in-scope suppliers who listed at least one of these high-risk smelters. In response, our impacted suppliers have taken one of the following actions:
•Completed requested due diligence follow-up actions,

•Acknowledged Trimble's concerns and outlined a plan for further due diligence, or
•Confirmed they source from smelters not located in Covered Countries.
Trimble will continue to monitor supplier progress and may take further action if necessary.
Challenges in Determining Country of Origin – Despite our efforts, we currently lack sufficient information to definitively determine the country of origin for all 3TG in our products. This is due to several factors:
•Not all RMAP-compliant smelters disclosed the origin of their minerals,
•Some supplier information was incomplete or unverifiable, and/or
•Certain smelters identified by suppliers were either unrecognized by RMI or unknown to Trimble, hindering origin determination.
However, based on supplier data, RMI information, and other third-party sources, we believe the origin of 3TG processed by known smelters in our products includes the countries listed in Schedule B. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries directly or indirectly financed or benefited armed groups.
Future Due Diligence Measures
Looking ahead, Trimble plans to enhance its due diligence practices and further reduce the risk that 3TG minerals used in our products may contribute to armed conflict in the Covered Countries. Our planned measures include:
•Expanding our use of risk identification tools, including screening smelters and refiners against government watch lists, denied parties lists, and credible media sources to identify and mitigate potential risks;
•Offering training programs to suppliers on conflict minerals regulations, responsible sourcing practices, and red flags to watch for;
•Encouraging suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers;
•Monitoring the progress of suppliers with high-risk smelters identified within their supply chains;
•Continuing alignment with the OECD Due Diligence Guidance by focusing on obtaining validated smelter information, facilitating supplier feedback, and conducting detailed smelter-level analyses; and
•Staying informed of evolving legal and regulatory requirements, and regularly updating our policies, procedures, and supplier communication tools to reflect current best practices.

Schedule A
Verified Smelters and Refiners

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920

Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	NOBLE METAL SERVICES	United States Of America	CID003690
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Shenzhen Jinjunwei Resource Comprehensive Development Co., LTD.	China	CID004435
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	Attero Recycling Pvt Ltd	India	CID004697

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755
Gold	Titan Company Limited, Jewellery Division	India	CID004491
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448

Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Tin Technology & Refining	United States Of America	CID003325

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542

Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Laos Southern Mining Smelting Sole Co.,LTD	Laos	CID005017

Schedule B
Countries of Origin List

Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of Congo	Jersey	Poland	Vietnam
Djibouti	Kazakhstan	Portugal	Zambia
Dominica	Kenya	Russia
Dominican Republic	Korea	Rwanda